UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2009

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

7500 San Felipe, Suite 675 Houston, Texas 77063
(Address of Principal Executive Offices)(Zip Code)

713-458-1560
(Issuer Telephone number)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.

Bankruptcy or Receivership.

On March 31, 2009, Saratoga Resources, Inc. (“Saratoga”), and four of its subsidiaries and affiliates, Harvest Oil & Gas, LLC (“Harvest Oil”), The Harvest Group, LLC (“Harvest Group”), Lobo Operating, Inc. (“Lobo Operating”) and Lobo Resources, Inc. (“Lobo Resources” and together with Saratoga, Harvest Oil, Harvest Group and Lobo Operating, collectively, the “Debtors”) each filed a voluntary petition in the United States Bankruptcy Court for the Western District of Louisiana (the “Bankruptcy Court”) for reorganization relief (“Reorganization”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”). A creditors’ committee has not yet been appointed in these cases by the United States Trustee. The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. A copy of a press release announcing the filing of the voluntary petitions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.04.

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 cases described in Item 1.03 above resulted in the automatic and immediate acceleration of amounts owing under a number of debt instruments of the Debtors (the “Debt Documents”).  The Debtors believe that any efforts to enforce payment obligations under the Debt Documents against the Debtors are stayed as a result of the filing of the Chapter 11 cases in the Bankruptcy Court.  The Debt Documents and the approximate principal amount of debt currently outstanding thereunder are as follows:

1.

$97.5 million owing under Credit Agreement, dated July 14, 2008, between Saratoga Resources, Inc. and Wayzata Investment Partners, LLC

2.

$12.5 million owing under Amended and Restated Credit Agreement, dated July 14, 2008, between Saratoga Resources, Inc. and Macquarie Bank Limited.

Item 8.01

Other Events.

The Company intends to file with the Securities and Exchange Commission a notification on Form 12b-25 that it will be unable to make a timely filing of its Annual Report on Form 10-K for 2008.  During the pendency of the Chapter 11 proceeding, the Company intends to file, as Exhibits to Current Reports on Form 8-K, copies of each of the monthly financial reports it files with the Bankruptcy Court.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

Exhibit No.

Description of Exhibit

99.1

Press Release dated April 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated: April 1, 2009	By:	/s/ Thomas F. Cooke
Thomas F. Cooke
Chief Executive Officer

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